AGREEMENT AND PLAN OF MERGER

AGREEMENT, dated as of March 28, 2001, by and between VILLAGE II ACQUISITION CORP., a
Florida corporation (the "Buyer"), and
CAPSOURCE FINANCIAL, INC., a Colorado
corporation (the "Target").  The Buyer and the
Target are referred to collectively herein as the "Parties".

This Agreement contemplates a tax-free merger of the Target with and into the Buyer in a reorganization pursuant to IRS code section
368(a)(1)(A).  In connection with such
transaction, the Target Stockholders (as hereinafter defined) will receive capital stock in the Buyer in exchange for their capital stock in the Target. The Parties expect that the Merger will further certain of their business objectives including, without limitation, the continued development of its equipment leasing and distribution businesses of Target as a publicly held company.

NOW, THEREFORE, in consideration of the
premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Section 1.	Definitions.

"Affiliate" has the meaning set forth in Rule
12b-2 of the regulations promulgated under the Securities Exchange Act.

"Buyer" has the meaning set forth in the preface above.

"Buyer Share" means any share of the Common
Stock, $.001 par value, of the Buyer.

"Closing" has the meaning set forth in Section
2(b) below.

"Closing Date" has the meaning set forth in
Section 2(b) below.

"Colorado Corporation Code" means the Colorado
Corporation Code, as amended.

"Confidential Information" means any
information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

"Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

"Disclosure Schedule" has the meaning set forth in Section 3 below.

"Effective Time" has the meaning set forth in
Section 2(d)(i) below.

"Florida Business Corporation Act" means the
Florida Business Corporation Act, as amended.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"IRS" means the Internal Revenue Service.

"Knowledge" means actual knowledge after reasonable investigation.

"Merger" has the meaning set forth in Section
2(a) below.

"Ordinary Course of Business" means the
ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Prospectus" means the final prospectus
relating to the registration of the Buyer
Shares under the Securities Act.

"Registration Statement" has the meaning set forth in Section 5(c)(i) below.

"Requisite Buyer Shareholder Approval" means the affirmative vote of the holders of a majority of the Buyer Shares in favor of this agreement and the Merger.

"Requisite Target Stockholder Approval" means the affirmative vote of the holders of a majority of the Target Shares in favor of this agreement and the Merger.

"SEC" means the Securities and Exchange
Commission.

"Securities Act" means the Securities Act of
1933, as amended.

"Securities Exchange Act" means the Securities
Exchange Act of 1934, as amended.

"Security Interest" means any mortgage,
pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Surviving Corporation" has the meaning set forth in Section 2(a) below.

"Target" has the meaning set forth in the preface above.

"Target Balance Sheet" has the meaning set forth in Section 3(f) below.

"Target Share" means any share of the Common
Stock, $01 par value, of the Target.

"Target Stockholder" means any Person who or which holds any Target Shares.



Section 2. 	Basic Transaction.

(a)	The Merger.  On and subject to the terms
and conditions of this agreement, the Target will merge with and into the Buyer (the
"Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger
(the "Surviving Corporation").

(b)	The Closing.  The Closing of the
transactions contemplated by this agreement
(the "Closing") shall take place at the
offices of Jack Augsback & Company in West
Palm Beach, Florida, commencing at 9:00 a.m.
local time on the second business day
following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing
Date"); provided, however, that the Closing
Date shall be no later than July 31, 2001.

(c)	Actions at the Closing.  At the Closing,
(i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below,
(ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in Section 6(b) below,
(iii) the Buyer and the Target will file with the Secretary of State of the State of Florida, Division of Corporations, Articles of
Merger in the form attached hereto as Exhibit
A, and will file with the Secretary of State of the State of Colorado, Articles of Merger in the form attached hereto as Exhibit B, and
(iv) the Buyer will deliver to the Target in the manner provided below in this Section 2 the certificates evidencing the Buyer Shares issued in the Merger.

(d)	Effect of Merger.

(i)	General.  The Merger shall become
effective at the time (the "Effective Time") the Buyer and the Target file the respective
Articles of Merger with the Secretary of State of the State of Florida, Division of Corporations, and the Secretary of State of the State of Colorado. The Merger shall have the effect set forth in the Florida Business
Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this agreement.

(ii)	Articles of Incorporation.  The Articles
of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving
Corporation without any modification or
amendment in the Merger, except that the name of the Surviving Corporation is to be changed to CapSource Financial, Inc. until thereafter amended as provided by Florida law.

(iii)	Bylaws.  The Bylaws of the Buyer in
effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger, until thereafter amended as provided by Florida law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

(iv)	Directors and Officers.  The directors
and officers of Buyer shall resign at Closing and the directors and officers of the Target in office at and as of the Effective Time will become the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office as are then in effect with the Target).

(v)	Conversion of Target Shares.  Upon the
Closing, each share of Target common stock
shall be converted into not less than
1.5663532 shares of Buyer common stock
("Conversion Ratio") such that after the
possible merger, the shareholders of Buyer
would own not more than 9.8% ("Buyer
Percentage") of the Post-Merger Company
representing $157,613 ("Buyer Shareholders'
Equity".    The Buyer Percentage will be
subject to adjustment as follows:   On the
Closing, the Conversion Ratio shall be
adjusted so that the Buyer Percentage shall be
that percentage of the outstanding shares of
the Post-Merger Company such that the Buyer
Shareholder's Equity shall remain $157,613.
Specifically, the Buyer Percentage shall be
equal to $157,613 divided by Target's
shareholder's equity, as of the Closing.   For
the purposes of the calculation in the
preceding sentence, Target's shareholders' equity shall not include depreciation between December 31, 1999 and the Closing date.



No Target Share shall be deemed to be
outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

(vi)	No Fractional Shares.	No certificates or
scrip representing fractional shares of Buyers
Common Stock shall be issued upon the
surrender for exchange of certificates
representing Target Shares, and such
fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer. Notwithstanding any other provision of this agreement, each holder of Target Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Buyer Share (after taking into account all certificates delivered by such holder) shall receive only the whole number of Buyer Shares to which he is entitled in accordance with the Conversion Ratio, with no additional consideration for fractional shares.

(vii)	Buyer Shares.  Each Buyer Share issued
and outstanding at and as of the Effective
Time will remain issued and outstanding.

(e)		Procedure for Payment.

(i)	Immediately after the Effective Time,
(A) the Buyer will furnish to the Surviving
Corporation a stock certificate or stock certificates issued in the names of the respective shareholders of the Target in proportion to their holdings of the Target
Shares representing that number of Buyer
Shares equal to the product of (I) the
Conversion Ratio times (II) the number of outstanding Target Shares and (B) each of the shareholders of Target and each record holder of outstanding Target Shares will surrender the certificates which represented his or its Target Shares, duly endorsed for transfer, in exchange for a certificate representing the number of Buyer Shares to which he or it is entitled.

(ii)	The Surviving Corporation will not pay
any dividend or make any distribution on Buyer
Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or its certificates which represented Target Shares.
 The Buyer instead will hold the dividend or the distribution in trust for the benefit of the holder pending surrender and exchange.
In no event, however, will any holder of outstanding Target Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

(iii)	The Surviving Corporation may return any
Buyer Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Target Shares shall be entitled to look to the Surviving
Corporation (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Buyer
Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.



(f)	Closing of Transfer Records.  After the
close of business on the Closing Date,
transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving
Corporation.

Section 3. 	Representations and Warranties
of Target.

The Target represents and warrants to the Buyer that the statements contained in this
Section 3 are correct and complete as of the date of this agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this agreement and initialed by the Parties
(the "Disclosure Schedule").  The Disclosure
Schedule will be arranged in paragraphs
corresponding to the lettered and numbered paragraphs contained in this Section 3.

(a)	Organization, Qualification, and
Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b)	Capitalization.  The entire authorized
capital stock of the Target consists of
100,000,000 Target Shares, of which 6,776,962
Target Shares are issued and outstanding and no Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

(c)	Authorization of Transaction.  The
Target has full power and authority (including full corporate power and authority) to execute and deliver this agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Target
Stockholder Approval.  This agreement
constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

(d)	Noncontravention.  Neither the execution
and the delivery of this agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the Articles of Incorporation or Bylaws of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security
Interest upon any of its assets) other than in connection with the provisions of the Colorado
Corporation Code, the Securities Exchange Act, the Securities Act, and the state securities laws, the Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this agreement

(e)	Filings with the SEC.  Target is a
privately-held company, is not subject to the reporting requirements of the SEC and is not required to make any filings with the SEC.

(f)	Financial Statements.  Target has
heretofore furnished Buyer with a true and complete copy of the financial statements listed on Exhibit 3 (f) of the Disclosure
Schedule. The financial statements, together with the notes thereto reflect all known liabilities of Target, fixed or contingent, required to be stated therein. Such financial statements (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of Target at said dates and the results of operations and cash flows of Target for the periods then ended. Such financial statements are correct and complete in all respects and are consistent with the books and records of the Target. The balance sheet of Target at May 31, 2001, is herein sometimes referred to as the "Target Balance Sheet".

(g)	Events Subsequent to Date of Target
Balance Sheet.  Since the date of the Target
Balance Sheet, there has not been any material adverse change in the business, financial condition, operations results of operations or future prospects of the Target.

(h)	Undisclosed Liabilities.  The Target
does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the Target Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the date of the Target
Balance Sheet in the Ordinary Course of
Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

(i)	Brokers' Fees.  The Target has no
liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(j)	Continuity of Business Enterprise.  The
Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of IRS regulation section 1.368-1(d).

(k)	Disclosure; Registration Statement.
None of the information that the Target will supply specifically for use in the Registration Statement or the Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

	(l)	Filing of Returns   Target has
filed all federal, state, local and foreign tax returns and reports required to be filed by them through the date hereof and shall timely file all returns and reports required on or before the Closing.


Section 4. 	Representations and Warranties
of Buyer.

Buyer represents and warrants to Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the
Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

(a)	Organization, Qualification, and
Corporate Power.  The Buyer is a corporation
duly organized, validly existing, and in good
standing under the laws of the State of
Florida.   Buyer is duly authorized to conduct
business and is in good standing under the
laws of each jurisdiction where such
qualification is required.   Buyer has full
corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b)	Capitalization.  The entire authorized
capital stock of the Buyer consists of
100,000,000 Buyer Shares, of which 980,000
Buyer Shares are issued and outstanding and no
Buyer Shares are held in treasury.    All of
the issued and outstanding Buyer Shares have
been duly authorized and are validly issued,
fully paid and nonassessable.    There are no
outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell or otherwise cause to become outstanding any of its capital stock.
 There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Buyer Shares.

Buyer agrees that it will not declare a
dividend, issue Shares, split its Shares, etc.
from the date of this agreement until the Closing.

 All of the Buyer Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid and nonassessable.

(c)	Authorization of Transaction.  The Buyer
has full power and authority (including full corporate power and authority) to execute and deliver this agreement and to perform its obligations hereunder; provided, however, that the Buyer cannot consummate the Merger unless and until it receives the Requisite Buyer
Shareholder Approval.  This agreement
constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

(d)	Noncontravention.   To the Knowledge of
any director or officer of the Buyer, neither the execution and the delivery of this agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the Articles of Incorporation or Bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this agreement. To the Knowledge of any director or officer of the Buyer, and other than in connection with the provisions of the Florida Business Corporation Act, the
Securities Exchange Act, the Securities Act and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this agreement.

	(e)	Filings with the SEC.    Buyer is
currently in registration with the SEC. It is not yet subject to the reporting requirements of the Exchange Act of 1934 and is not required to make any filings with the SEC.

(f)	Financial Statements.  Buyer has
heretofore furnished Targer with a true and complete copy of the financial statements listed on Exhibit 3 (f) of the Disclosure
Schedule. The financial statements, together with the notes thereto reflect all known liabilities of Buyer, fixed or contingent, required to be stated therein. Such financial statements (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of Buyer at said dates and the results of operations and cash flows of Buyer for the periods then ended. Such financial statements are correct and complete in all respects and are consistent with the books and records of the Buyer. The balance sheet of Buyer at December 31, 2000, is herein sometimes referred to as the "Buyer Balance Sheet".

(g)	Events Subsequent to Date of Buyer
Balance Sheet.  Since the date of the Buyer
Balance Sheet, there has not been any material adverse change in the business, financial condition, operations results of operations or future prospects of the Buyer.

(h)	Undisclosed Liabilities.  Buyer does not
have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the Buyer
Balance Sheet (rather than in any notes
thereto) and (ii) liabilities which have arisen after the date of the Buyer Balance
Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

(i)	Brokers' Fees.  The Buyer does not have
any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this agreement for which the Target could become liable or obligated.

 (j)	Disclosure, Registration Statement.
Buyer shall prepare an amendment to the
current filing with the SEC to reflect this
transaction.   The Registration Statement and
the Prospectus will comply with the Securities
Act in all material respects.  The
Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading;
provided, however, that the Buyer makes no representation or warranty with respect to any information that the Target will supply specifically for use in the Registration
Statement or the Prospectus.

	(k)	Filing of Returns   Buyer has filed
all federal, state, local and foreign tax returns and reports required to be filed by them through the date hereof and shall timely file all returns and reports required on or before the Closing.

	(l)	Compensation   Buyer will not
increase compensation, grant severance
packages or make any other compensation
related agreements from the date of the
agreement until the Closing.

	(m)	Actions other than in Ordinary
Course   Buyer will not take any actions other
than in the ordinary course of business from the date of the agreement until the Closing.

Section 5. 	Covenants.

The Parties hereby covenant as follows with respect to the period from and after the execution of this agreement to the Closing.

(a)	General.  Each of the Parties will use
its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

(b)	Notices and Consents.  The Target will
give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(d) above.

(c)	Regulatory Matters and Approvals.  Each
of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and
Section 4(d) above. Without limiting the generality of the foregoing:

(i)	Securities Act and State Securities
Laws. The Buyer will prepare and file with the SEC a registration statement under the Securities Act relating to the offering and issuance of the Buyer Shares (the
"Registration Statement"). The Buyer will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper or advisable. The Target will provide the Buyer with whatever information and assistance in connection with the foregoing filings that the Buyer reasonably may request. The Buyer will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Buyer Shares.

(ii)	State Laws.  The Target will obtain as
soon as reasonable practicable the Target
Requisite Shareholder Approval of the Merger by the written consent of the Target
Stockholders adopting this agreement and approving of the Merger in accordance with the Colorado Corporation Code. The Buyer will obtain as soon as reasonably practicable the Buyer Requisite Shareholder Approval of the
Merger by the written consent of the Buyer
Shareholders adopting this agreement and approving the Merger in accordance with the Florida Business Corporation Act.

(d)	Listing of Buyer Shares.  The Buyer will
use its reasonable best efforts to cause the Buyer Shares that will be issued in the Merger to be approved for listing on the electronic
Bulletin Board prior to the Effective Time.

(e)	Operation of Business.  The Target will
not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

(i) 	the Target will not authorize or effect
any change in its Articles of Incorporation or Bylaws;

(ii) 	the Target will not grant any options,
warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants and other rights currently outstanding);

(iii)	the Target will not declare, set aside
or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, in either case outside the Ordinary Course of Business;

(iv) 	the Target will not issue any note, bond
or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

(iii) 	the Target will not impose any
Security Interest upon any of its assets outside the Ordinary Course of Business;

(iv) 	the Target will not make any capital
investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

(vii)	the Target will not make any change in
employment terms for any of its directors, officers, and employees outside the Ordinary
Course of Business; and

(viii) 	the Target will not commit to any
of the foregoing.

(f) 	Full Access.  The Target will permit
representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Target. The
Buyer will treat and hold as such any
Confidential Information it receives from
Target in the course of the reviews
contemplated by this Section 5(f), will not use any of the Confidential Information except in connection with this agreement, and, if this agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

(g) 	Notice of Developments.  Each Party will
give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above.
No disclosure by any Party pursuant to this
Section 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

(h) 	Exclusivity.  The Target will not
solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Target and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.
The Target shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

(i) 	Indemnification. The Buyer, as the
Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the Articles of Incorporation or Bylaws of the Target for the benefit of any individual who served as a director or officer of the Target at any time prior to the Effective Time.

Section 6. 	Conditions to Obligation to
Close.

(a) 	Conditions to Obligation of the Buyer.
The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) 	this agreement and the Merger shall have
received the Requisite Target Stockholder
Approval;

(ii) 	the Target shall have procured all of
the third party consents specified in Section
5(b) above;

(iii) 	the representations and warranties
set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(iv) 	the Target shall have performed and
complied with all of its covenants hereunder in all material respects through the Closing;

(v) 	no action, suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets and to operate the former businesses of the Target, (D) affect adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); or (E) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(vi) 	the Target shall have delivered to the
Buyer a certificate to the effect that each of the conditions specified above in Section
6(a)(i)-(v) is satisfied in all respects;

(vii) 	this Agreement and the Merger shall
have received the Requisite Buyer Shareholder
Approval;

(viii) 	the Registration Statement shall
have become effective under the Securities
Act;

(ix) 	the Buyer Shares that will be issued in
the Merger shall have been approved for
listing on the electronic Bulletin Board;

(x) 	all actions to be taken by the Target in
connection with consummation of the
transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(b) 	Conditions to Obligation of the Target.
 The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) 	this Agreement and the Merger shall have
received the Requisite Buyer Shareholder
Approval;

(ii) 	the Registration Statement shall have
become effective under the Securities Act;

(iii) 	the Buyer Shares that will be
issued in the Merger shall have been approved for listing on the electronic Bulletin Board;

(iv) 	the representations and warranties set
forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(v) 	the Buyer shall have performed and
complied with all of its covenants hereunder in all material respects through the Closing;

(vi) 	no action, suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets and to operate the former businesses of the Target, (D) affect adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); or (E) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(vii) 	the Buyer shall have delivered to
the Target a certificate to the effect that each of the conditions specified above in
Section 6(b)(i)-(vi) is satisfied in all respects;

(viii) 	this Agreement and the Merger shall
have received the Requisite Target Stockholder
Approval;

(ix)	the Target shall have received the
resignations, effective as of the Closing, of each director and officer of the Buyer other than those whom the Target shall have specified in writing at least five business days prior to the Closing; and

(x) 	all actions to be taken by the Buyer in
connection with consummation of the
transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

Section 7.	Termination.

(a) 	Termination of Agreement.  Either of the
Parties may terminate this Agreement with the prior authorization of its Board of Directors
(whether before or after shareholder approval) as provided below:

(i) 	the Parties may terminate this Agreement
by mutual written consent at any time prior to the Effective Time;

(ii) 	the Buyer may terminate this Agreement
by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2001, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty or covenant contained in this Agreement);

(iii)	the Target may terminate this Agreement
by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 31, 2000, by reason of the failure of any condition precedent under Section 6(b) hereof
(unless the failure results primarily from the Target breaching any representation, warranty or covenant contained in this Agreement);

(iv) 	any Party may terminate this Agreement
by giving written notice to the other Party at any time in the event this Agreement and the Merger fail to receive the Requisite Buyer
Shareholder Approval or the Requisite Target
Stockholder Approval, respectively.

(b) 	Effect of Termination.  If any Party
terminates this Agreement pursuant to Section
7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party
(except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in
Section 5(f) above shall survive any such termination.

Section 8.	Miscellaneous.

(a) 	Survival.  None of the representations,
warranties, and covenants of the Parties shall survive the Effective Time (other than the provisions in Section 2 above concerning issuance of the Buyer Shares, and the provisions in Section 5(i) above concerning indemnification).

(b) 	Press Releases and Public Announcements.
 No Party shall issue any press release or make any public announcement relating to the subject matter of this agreement without the prior written approval of the other Party;
provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

(c) 	No Third Party Beneficiaries.  This
agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning issuance of the Buyer Shares and are intended for the benefit of the Target Stockholders and
(ii) the provisions in Section 5(i) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

(d) 	Entire Agreement.  This Agreement
(including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) 	Succession and Assignment.  This
Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(f) 	Counterparts.  This Agreement may be
executed in several counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) 	Headings.  The section headings
contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) 	Notices.  All notices, requests,
demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Target:
		CapSource Financial, Inc.
		1729 Donegal Drive
		St Paul,Mn 55125
		Telephone: (651)-578-1757
		Attn: Steven E. Reichert, Vice
President and Legal Counsel
If to the Buyer:
		Village I Acquisition Corp.
		580 Village Boulevard, Suite 140
		West Palm Beach, FL  33409
		Telephone: (561) 689-1611
		Attention:  Jack Augsback

	Copy to:
		Jody M. Walker
		Attorney at Law
		7841 South Garfield Way
		Littleton, Colorado  80122

Any Party may send any notice, request,
demand, claim, or other communication
hereunder to the intended recipient at the address set forth above using any other means
(including personal delivery, expedited
courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(i) 	Governing Law.  This Agreement shall be
governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

(j) 	Amendments and Waivers.  The Parties may
mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective
Boards of Directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Florida Business
Corporation Act.  No amendment of any
provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) 	Severability.  Any term or provision of
this Agreement that is invalid or
unenforceable in any situation in any
jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) 	Expenses.  Each of the Parties will bear
its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m) 	Construction.  The Parties have
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

(n) 	Incorporation of Exhibits and Schedules.
 The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.






IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


VILLAGE II ACQUISITION CORP.

By:    /s/Tammy Augsback
Title: Secretary

CapSource Financial, INC.

By: 	/s/ Fred C. Boethling
Title: President


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